  Exhibit 10.1

May 12, 2025

Oliver C. Gloe

9 Taskers Pond Road

Farmington, CT 06032

Re: Amendment to Offer Letter

Dear Oliver:

This will amend your offer letter of employment with Latham Pool Products, Inc. (“Latham” or the “Company”) dated October 16, 2023, with an effective date of October 30, 2023 (the Offer Letter”). Unless otherwise noted, all other terms and conditions in the Offer Letter remain valid and in effect except for those terms that have been updated in writing subsequent to the effective date.

The following paragraphs at page 3 of the Offer Letter are amended as indicated below in bold font:

“At time of hire, a one-time relocation package will also be provided to you to assist with expenses related to your move to Latham's headquarters in Latham, NY by ~~May 1, 2025~~ November 1, 2026 (not to exceed $150,000. 00). Any payments made to you require 100% repayment if you voluntarily terminate employment or are terminated for cause within 18 months of ~~hire~~ the date of any relocation payments to you.”

“Relocation Assistance includes:

●	Reasonable temporary living expenses related to your relocation for up to 18 months, which includes a hotel or a corporate apartment and mileage reimbursement for your personal vehicle or rental car fees. Reimbursement is not provided for personal meal or entertainment expenses during your inoffice time, unless those expenses are for business purposes….

Sincerely,

/s/ Scott M. Rajeski

Scott Rajeski

President and CEO

I acknowledge that I have read and understand the contents of this amendment to the Offer Letter and that no other promises, representations or outside agreements have been made to me on the part of the Company or its representatives other than those expressly stated herein. I understand this letter is not a contract of employment and that my employment is at-will, meaning the Company or I may terminate the relationship at any time for any reason, regardless of any other documents or oral or written statements issued by the Company or its representatives. With this understanding, I accept this amendment with the terms as stated above.

By:_______ /s/ Oliver C. Gloe____________________

Name: Oliver C. Gloe

Date:_______5/12/25_______________________